Exhibit 99.1

News Release For Immediate Release Company Contact: Jack Collins, CFO Phone: (405) 702-7460
Websites: www.qrcp.net, www.qelp.net, & www.qmlp.net
Quest Seeks New Auditing Firm
OKLAHOMA CITY — October 1, 2008 — The boards of directors of Quest Resource Corporation (NASDAQ: QRCP), Quest Energy Partners, L.P. (NASDAQ: QELP) and Quest Midstream Partners, L.P. have announced the resignation of their auditing firm Eide Bailly LLP.
Jack Collins, Quest CFO, reaffirmed that Eide Bailly’s resignation is not the result of any disagreement between Quest and Eide Bailly LLP on any matter of accounting principles or practices, financial statement disclosure, or scope or procedure, which disagreements, if not resolved to Eide Bailly LLP’s satisfaction, would have caused it to make reference to the subject matter of the disagreements in connection with its report, and there were no reportable events as specified in Item 304(a)(1)(v) of Regulation S-K.
Eide Bailly’s resignation as the Company’s independent registered public accounting firm, is effective upon the earlier of the date of the filing of the Company’s Form 10-Q for the period ended September 30, 2008, or November 10, 2008.
Quest has initiated a national search and plans to have an accounting firm engaged before Eide Bailly has completed their assignments.
About Quest Resource Corp., Quest Energy Partners, L.P., and Quest Midstream Partners, L.P.
Quest Resource Corporation is a fully integrated E&P company that owns: the right to develop approximately 130,000 net acres in the Appalachian Basin of the northeastern United States, including 122,600 acres prospective for the Marcellus Shale; 100% of the general partner and a 57% limited partner interest in Quest Energy Partners, L.P.; and 85% of the general partner and a 36% limited partner interest in Quest Midstream Partners, L.P. Quest Resource operates and controls Quest Energy Partners and Quest Midstream Partners through its ownership of their general partners. For more information, visit the Quest Resource website at www.qrcp.net.
Quest Energy Partners, L.P. was formed by Quest Resource Corporation to acquire, exploit and develop natural gas and oil properties and to acquire, own, and operate related assets. The partnership owns more than 2,300 wells and is the largest producer of natural gas in the Cherokee Basin, which is located in southeast Kansas and northeast Oklahoma and holds a drilling inventory of nearly 2,100 locations in the Basin. The partnership also owns natural gas and oil producing wells in the Appalachian Basin of the northeastern United States and in Seminole County, Oklahoma. For more information, visit the Quest Energy Partners website at www.qelp.net.
Quest Midstream Partners, L.P. was formed by Quest Resource Corporation to acquire and develop transmission and gathering assets in the midstream natural gas and oil industry. The partnership owns more than 2,000 miles of natural gas gathering pipelines and over 1,100 miles of interstate natural gas transmission pipelines in Oklahoma, Kansas, and Missouri. For more information, visit the Quest Midstream Partners website at www.qmlp.net.
Forward-Looking Statements

Opinions, forecasts, projections or statements other than statements of historical fact, are forward-looking statements that involve risks and uncertainties. Forward-looking statements in this announcement are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Quest believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. In particular, the forward looking statements made in this release are based upon a number of financial and operating assumptions that are subject to a number of risks, including the results of Quest’s previously disclosed ongoing internal investigation, uncertainty involved in exploring for and developing new natural gas reserves, the sale prices of natural gas and oil, labor and raw material costs, the availability of sufficient capital resources to carry out the anticipated level of new well development and construction of related pipelines, environmental issues, weather conditions, competition and general market conditions. Actual results may differ materially due to a variety of factors, some of which may not be foreseen by Quest. These risks, and other risks are detailed in Quest Resource Corporation’s and Quest Energy Partners, L.P.’s filings with the Securities and Exchange Commission, including risk factors listed in their latest annual reports on Form 10-K and other filings with the Securities and Exchange Commission. You can find Quest Resource Corporation’s filings with the Securities and Exchange Commission at www.qrcp.net or at www.sec.gov and Quest Energy Partners, L.P.’s filings with the Securities and Exchange Commission at www.qelp.net or at www.sec.gov. By making these forward-looking statements, Quest undertakes no obligation to update these statements for revisions or changes after the date of this release.
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